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                            Finlay Enterprises, Inc.

                     Common Stock, par value $.01 per share

                                -----------------

                             Underwriting Agreement

                                                                October  , 1997

Goldman, Sachs & Co.,
Donaldson, Lufkin & Jenrette
  Securities Corporation,
SBC Warburg Dillon Read Inc.
   As representatives of the several Underwriters
     named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         Finlay Enterprises, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,046,971 shares and, at the election of the Underwriters, up to 150,000 additional shares of the Company's Common Stock, par value $.01 per share (the "Stock"), and the stockholder of the Company named in Schedule II hereto (the "Selling Stockholder") proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 953,029 shares of Stock and, at the election of the Underwriters, the other stockholders of the Company named in Schedule II hereto (the "Over-allotment Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of up to 300,000 shares of Stock. The aggregate of 3,000,000 shares to be sold by the Company and the Selling Stockholder is herein called the "Firm Shares" and the aggregate of up to 450,000 additional shares to be sold by the Company and the Over-allotment Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

         1. (a) Each of the Company and Finlay Fine Jewelry Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Finlay Jewelry"), jointly and severally represents and warrants to, and agrees with, each of the Underwriters, the Selling Stockholder and each of the Over-allotment Selling Stockholders that:

                  (i) A registration statement on Form S-1 (File No. 333-34949), as amended by Amendments No. 1 and No. 2 thereto (the "Initial Registration Statement"), in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); such Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing,

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         no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission to the Company or its counsel (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
         Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

                  (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by the Selling Stockholder or Over-allotment Selling Stockholders expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

                  (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by the Selling Stockholder or Over-allotment Selling Stockholders expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

                  (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, except for borrowings and repayments under Finlay Jewelry's revolving credit facility, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, operations, management, financial position or condition, current assets, merchandise inventories, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

                  (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all material personal property owned by them

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         (including, without limitation, such property acquired by the Company and its subsidiaries in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement (the "Diamond Park Acquisition Agreement"), dated September 3, 1997, by and among the Company, Finlay Jewelry, Zale Corporation and Zale Delaware, Inc. (the "Diamond Park Acquisition"), in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                  (vi) Each of the Company and Finlay Jewelry has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business (including, without limitation, the properties and business acquired in connection with the Diamond Park Acquisition) as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Company's indirect subsidiary, Societe Nouvelle d'Achat de Bijouterie - S.O.N.A.B. ("Sonab") is duly organized and validly existing as a societe en nom collectif in France; each other direct or indirect subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                  (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors' qualifying shares, if any, and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances and defects;

                  (viii) The Shares to be issued and sold by the Company to the Underwriters hereunder were previously unissued, have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus and the issuance of such shares will not be subject to any preemptive or similar rights which have not been waived in a valid and binding writing duly executed and delivered to the Company by or on behalf of the party granting such waiver;

                  (ix) The issue and sale of the Shares to be sold by the Company and the compliance by each of the Company and Finlay Jewelry with all of the provisions of this Agreement applicable to it and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except any such conflict, breach, violation or default which has been consented to or waived in a valid and binding writing duly executed and delivered to the Company by or on behalf of the party granting such consent or waiver; (ii) will not result in any violation of the provisions of the Company's or any of its subsidiaries' respective Certificate or Restated Certificate of Incorporation or By-laws or Restated By-laws or comparable documents and (iii) will not result in any violation of any

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         statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under foreign or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (x) Neither the Company nor any of its subsidiaries is (including, without limitation, by reason of the Diamond Park Acquisition) in violation of its respective Certificate or Restated Certificate of Incorporation or By-laws or Restated By-laws or comparable documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which default could reasonably be expected to result in, individually or in the aggregate, a material adverse change or a prospective material adverse change in or affecting the business, operations, management, financial position or condition, current assets, merchandise inventories, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect");

                  (xi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

                  (xii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company's and Finlay Jewelry's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (xiii) Each of the Company and Finlay Jewelry is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (xiv) Arthur Andersen LLP, who have certified certain consolidated financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (xv) The Company and its subsidiaries directly or through host store groups (including, without limitation, those host store groups acquired in connection with the Diamond Park Acquisition) are subject to consent decrees, injunctions or comparable governmental orders or decrees regarding the discount pricing and advertising of jewelry from "regular" or "original" prices only in the states of California, Colorado, Georgia, Oregon and Wisconsin, and the Company and its subsidiaries are in compliance therewith and with applicable federal and state laws with respect to such pricing and advertising practices, except for such noncompliance previously identified in writing by the Company to the Representatives which could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

                  (xvi) Neither the Company nor any of its subsidiaries has received any notice that any default by the Company or any of its subsidiaries has occurred and is continuing under any of the license agreements with host store groups described or identified in the Prospectus (including, without limitation, those acquired in connection with the Diamond Park Acquisition) to which the Company or any of its subsidiaries are a party and no condition exists which could individually or in the aggregate reasonably be expected to result in the termination or nonrenewal of any such license

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         agreement; each such license agreement has been duly authorized (and, in the case of written license agreements, duly and validly executed and delivered) by and on behalf of the Company and its subsidiaries, as the case may be, and, assuming the due authorization (and, in the case of written license agreements, the due and valid execution and delivery) thereof by the other party or parties thereto, is the valid and binding obligation of the Company, its subsidiaries and such other party or parties, as the case may be, enforceable in accordance with its respective terms against the respective parties thereto subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and neither the Company nor any of its subsidiaries has received any notice (whether actual or constructive) that the licensor thereunder is considering limiting, suspending, revoking or non-renewing any such license;

                  (xviii) The Diamond Park Acquisition Agreement was duly authorized, executed and delivered by the Company and Finlay Jewelry; and

                  (xix) The Diamond Park Acquisition (i) did not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except any such conflict, breach, violation or default which has been consented to or waived in a valid and binding writing duly executed and delivered to the Company by or on behalf of the party granting such consent or waiver; (ii) did not result in any violation of the provisions of the Company's or any of its subsidiaries' respective Certificate or Restated Certificate of Incorporation or By-laws or Restated By-laws or comparable documents; and (iii) did not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body was or is required for the consummation by the Company of the Diamond Park Acquisition.

                  (b) The Selling Stockholder and each of the Over-allotment Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that, as to itself:

                  (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such holder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such holder hereunder, have been obtained; and such holder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such holder hereunder, except for any such consents, approvals, authorizations and orders as may be required under the Act and state securities or Blue Sky laws in connection with the sale and delivery of such Shares;

                  (ii) The sale of the Shares to be sold by such holder hereunder and the compliance by such holder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such holder is a party or by which such holder is bound or to which any of the property or assets of such holder is subject, nor will such action result in any violation of the provisions of any partnership agreement (or other comparable organic document) of such holder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such holder or the property of such holder; provided, however, that such holder makes no representation or warranty hereunder with respect to the federal securities laws of the United States or securities or Blue Sky laws of any state or other jurisdiction;

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                  (iii) Such holder has, and immediately prior to the First Time of Delivery (as defined in Section 4 hereof), or the applicable Time of Delivery in the case of an Over-allotment Selling Stockholder, such holder will have, good and valid title to the Shares to be sold by such holder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, such holder will convey good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims to the several Underwriters;

                  (iv) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any shares of Stock or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than the Shares to be sold by such holder to the Underwriters hereunder), without the prior written consent of Goldman, Sachs & Co.; provided, however, that such holders may, without your consent, transfer stock in a private transaction to an "affiliate" (as such term is defined in the Act) provided that such affiliate agrees in writing to be bound by the provisions hereof to the same extent as the holders are bound hereunder;

                  (v) Such holder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus

         or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such holder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

                  (viii) Certificates in negotiable form representing all of the Shares to be sold by such holder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by Selling Stockholder to Marine Midland Bank, as custodian (the Custodian"), and such holder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such holder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such holder, to determine the purchase price to be paid by the Underwriters to such holder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such holder hereunder and otherwise to act on behalf of such holder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

                  (ix) The Shares represented by the certificates held in custody for such holder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such holder for such custody, and the appointment by such holder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such holder hereunder

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         shall not be terminated, except as provided in this Agreement or in the
         Power of Attorney, by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of such holder in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) the Company and the Selling Stockholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price per share of $______, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Over-allotment Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Over-allotment Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company and the Over-allotment Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to an aggregate of 450,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. The Company and the Over-Allotment Selling Stockholders agree that the first 300,000 shares as to which the Underwriters' over-allotment option is exercised will be sold by such Over-Allotment Selling Stockholders on a pro rata basis based on the relative amounts subject to sale by such persons as set forth on Schedule II hereto and any of the remaining 150,000 shares as to which the Underwriters' over-allotment option is exercised will be sold by the Company. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

          4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior written notice to the Company and the Selling Stockholder, or the Over-allotment Selling Stockholders in the case of the Optional Shares, shall be delivered by or on behalf of the Company and the Selling Stockholder, or the Over-allotment Selling Stockholders in the case of the

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Optional Shares, to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of immediately available (same day) funds to a bank account designated by the Company or the Selling Stockholder, or the Over-allotment Selling Stockholders in the case of the Optional Shares, as the case may be. The Company and the Selling Stockholder, or the Over-allotment Selling Stockholders in the case of the Optional Shares, severally will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the respective Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on October ___, 1997 or such other time and date as Goldman, Sachs & Co. and the Company and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Over-allotment Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

                  (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(n) hereof, will be delivered at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, 37th Floor, New York, New York 10022 (the "Closing Location"), and the Shares will be delivered at the

Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any other action which would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the offer and sale of the Shares in each jurisdiction in which the

         Shares have been qualified as provided above;


                  (c) Prior to 12:00 noon, New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any shares of Stock or any securities that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee or director stock option plans, arrangements or agreements existing on the date of this Agreement and the Shares to be sold by the Company to the Underwriters hereunder), without the prior written consent of Goldman, Sachs & Co.;

                  (f) For each of the first five fiscal years ending after the effective date of the Registration Statement or such longer period as may be required by law or by the rule of any stock exchange on which the Stock is listed or any quotation system in which the Stock is included, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or Finlay Jewelry is listed or quoted (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and (ii) such additional information concerning the business and financial condition of the Company or Finlay Jewelry as you may from time to time reasonably request;

                  (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (i) To use its best efforts to list for quotation the Shares on the Nasdaq National Market ("NASDAQ"); and

                  (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any reasonable compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the

Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar;
(viii) all costs and expenses incident to the performance of the Selling Stockholder's and Over-allotment Selling Stockholders' obligations hereunder, including (A) any fees and expenses of counsel for such holder, (B) such holder's pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, if any, and (C) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such holder to the Underwriters hereunder; and (ix) all other costs and expenses incident to the performance of the Company's, the Selling Stockholder's or the Over-allotment Selling Stockholders' obligations hereunder which are not otherwise specifically provided for in this Section. In connection with the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Company, the Selling Stockholder and the Over-allotment Selling Stockholders, severally and not jointly, agree to reimburse Goldman, Sachs & Co. for its pro rata share of any associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder and Over-allotment Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any matters relating to the sale and purchase of the Shares pursuant to this Agreement, other than the underwriting discount applicable to the Shares to be sold by it, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, Finlay Jewelry, the Selling Stockholder and the Over-allotment Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, Finlay Jewelry, the Selling Stockholder and the Over-allotment Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b)

Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Jones, Day, Reavis & Pogue, counsel for the Underwriters, shall have furnished to you such opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (v), (viii) and (x) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto) (which opinion may be limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and in giving such opinion such counsel may state that, insofar as any opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company or its subsidiaries and certificates of responsible public officials, copies of which certificates will be provided to you upon delivery of such counsel's opinion), dated such Time of Delivery, in form and substance as attached, to the effect that:

                  (i) Each of the Company and Finlay Jewelry has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus (including, without limitation, the properties and business acquired in connection with the Diamond Park Acquisition);

                  (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly authorized and, upon payment for the Shares in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; and the Shares conform in all material respects as to legal matters to the description of the Stock contained in the Prospectus;

                  (iii) Each subsidiary of the Company (other than Sonab and Finlay Jewelry) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each subsidiary of the Company (other than Sonab) have been duly authorized and validly issued, are fully paid and non-assessable, and (except for directors' qualifying shares, if any, and except as otherwise set forth in the Prospectus) are owned of record directly or indirectly by the Company, to the knowledge of such counsel, free and clear of all liens, encumbrances and defects;

                  (iv) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (v) This Agreement has been duly authorized, executed and delivered by the Company and Finlay Jewelry;

                  (vi) (a) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by each of the Company and Finlay Jewelry with the applicable provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, real property lease, license or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor (b) will such action result in any violation of the provisions of (i) the respective Certificate or Restated Certificate of Incorporation, or respective By-Laws or Restated By-laws, as the case may be, of the Company or Finlay Jewelry, (ii) any statute, rule or regulation known to such counsel of any governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or (iii) any order applicable to the Company, any of its subsidiaries or any of their respective properties of any court, governmental agency or body known to such counsel based upon an officer's certificate listing any such orders (which officer's certificate shall be delivered with such opinion);

                  (vii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under foreign or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (viii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and under the caption

         "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

                  (ix) Each of the Company and Finlay Jewelry is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act; and

                  (x) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (viii) of this Section 7(c), such counsel may state that such counsel has participated in conferences at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and, on the basis of such participation, they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;


                  (d) Zimet, Haines, Friedman & Kaplan, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto) (which opinion may be limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and in giving such opinion such counsel may state that, insofar as any opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company or its subsidiaries and certificates of responsible public officials, copies of which certificates will be provided to you upon delivery of such counsel's opinion), dated such Time of Delivery, in form and substance as attached, to the effect that:

                  (i) (a) the Diamond Park Acquisition Agreement was duly authorized, executed and delivered by the Company and Finlay Jewelry; and (b) the Diamond Park Acquisition (i) did not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, license or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except any such conflict, breach, violation or default which (A) has been consented to or waived in a valid and binding writing duly executed and delivered to the Company by or on behalf of the party granting such consent or waiver or (B) would not reasonably be expected to have a Material Adverse Effect; (ii) did not result in any violation of the provisions of the Company's or any of its subsidiaries' respective Certificate or Restated Certificate of Incorporation or By-laws or Restated By-laws or comparable documents and (iii) did not result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body was or is required for the consummation by the Company of the Diamond Park Acquisition, except for any such consent, approval, authorization, order, registration or qualification which has been obtained or waived or where the failure to so obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect; and

                  (ii) To such counsel's knowledge, neither the Company nor any of its subsidiaries is (including, without limitation, by reason of the Diamond Park Acquisition) in violation of its respective Certificate or Restated Certificate of Incorporation or By-laws or Restated By-laws, or comparable documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;


                  (e) Bonni G. Davis, Vice President, General Counsel and Secretary of Finlay Jewelry, shall have furnished to you her written opinion (a draft of such opinion is attached as Annex II(d) hereto) (which opinion may be limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and in giving such opinion Ms. Davis may state that, insofar as any opinions involve factual matters, she has relied, to the extent she deems proper, upon certificates of officers of the Company or its subsidiaries and certificates of responsible public officials, copies of which certificates will be provided to you upon delivery of Ms. Davis's opinion), dated such Time of Delivery, in form and substance as attached, with respect to the matters covered in paragraphs (iv) and (vi) of subsection (c) above and paragraphs (i) and (ii) of subsection (d) above and, in addition, to the effect that:

                  (i) Each subsidiary of the Company (other than Sonab for which no opinion need be given) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business (including, without limitation, properties and business acquired in connection with the Diamond Park Acquisition) so as to require such qualification or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction; the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business (including, without limitation, properties and business acquired in connection with the Diamond Park Acquisition) so as to require such qualification or is subject to no material liability or disability by reason of its failure to be so qualified in any such jurisdiction;

                  (ii) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them (including, without limitation, real property acquired in connection with the Diamond Park Acquisition), in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; to such counsel's knowledge neither the Company nor any of its subsidiaries is in default under any lease for real property or buildings held under lease by the Company or its subsidiaries (including, without limitation, properties and buildings acquired in connection with the Diamond Park Acquisition) except for such defaults that are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and the leases listed on
         Schedule III hereto are the only real property leases to which the

         Company and its subsidiaries are a party (including, without limitation, as a result of the Diamond Park Acquisition) and are valid, subsisting and enforceable as against the Company or its subsidiaries (as the case may be) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries and except that the enforceability of such leases is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

                  (iii) To such counsel's knowledge (a) neither the Company nor any of its subsidiaries has received any notice that any default by the Company or any of its subsidiaries has occurred and is continuing under any of the license agreements with host store groups described or identified in the Prospectus (including, without limitation, those acquired in connection with the Diamond Park Acquisition) to which the Company or any of its subsidiaries are a party and (b) no condition exists which could individually or in the aggregate reasonably be expected to result in the termination or nonrenewal of any such license agreement; and

                  (iv) To such counsel's knowledge, no legal proceedings are pending or have been threatened against the Company or any of its subsidiaries that are of a nature required to be disclosed in the Prospectus which are not so disclosed therein;

                  (f) [French counsel], French counsel to the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(e) hereto) (which opinion may be limited to the laws of France and in giving such opinion French counsel may state that, insofar as any opinions involve factual matters, it has relied, to the extent such counsel deems proper, upon certificates of officers of the Company or its subsidiaries and certificates of responsible public officials, copies of which certificates will be provided to you upon delivery of such counsel's opinion), dated such Time of Delivery, in form and substance as attached, to the effect that:

                  (i) Sonab has been duly organized and is validly existing as a societe en nom collectif in France; and

                  (ii) all of the issued equity interests of Sonab have been duly authorized and validly created, are fully paid and non-assessable, and are validly held of record directly or indirectly by the Company, to the knowledge of such counsel, free of all liens, encumbrances and defects, other than the pledge under Finlay Jewelry's revolving credit agreement;

                  (g) Counsel for the Selling Stockholder and each of the Over-allotment Selling Stockholders, in each case as indicated in Schedule II hereto, shall have furnished to you their written opinion (a draft of each such opinion is attached as Annex II(f) hereto) (in giving such opinion such counsel may state that, insofar as any opinions involve factual matters, such counsel has relied, to the extent they deem proper, upon certificates of such holder, and, if applicable, officers of such holder and certificates of responsible public officials, copies of which certificates will be provided to you upon delivery of such opinion, dated the First Time of Delivery, in the case of counsel for the Selling Stockholder, and the applicable Time of Delivery, in the case of counsel for any Over-allotment Selling Stockholder, in form and substance satisfactory to you, to the effect that:

                  (i) A Power of Attorney and a Custody Agreement have been duly executed and delivered by such holder and constitute valid and binding agreements of such holder in accordance with their terms, except as (a) rights to indemnity and contribution may be limited by applicable law,
         (b) enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (c) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (ii) This Agreement has been duly executed and delivered by or on behalf of such holder; and the sale of the Shares to be sold by such holder hereunder and the compliance by such holder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, or to the knowledge of such counsel, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such holder is a party or by which such holder is bound or to which any of the property or assets of such holder is subject, nor will such action result in any violation of the provisions of any partnership agreement (or comparable organic document) of such holder or, to the knowledge of such counsel, any order, rule or regulation of any court or governmental agency or body having jurisdiction over such holder or the property of such holder;

                  (iii) No consent, approval, authorization or order of any court or governmental agency or body is required to be obtained by such holder for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such holder hereunder, except for those which have been duly obtained and are in full force and effect and such as may be required under the Act, state securities or Blue Sky laws or under rules and regulations of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of such Shares by the Underwriters;

                  (iv) To such counsel's knowledge, immediately prior to the First Time of Delivery, such holder had good and valid title to the Shares to be sold at the First Time of Delivery by such holder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such holder hereunder; and

                  (v) Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, has been conveyed by such holder to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code;

                  (h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

                  (i)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any strike, boycott or similar labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries except for borrowings and repayments under Finlay Jewelry's revolving credit facility or any change, or any development involving a prospective change, in or affecting the business, operations, management, financial position or condition, current assets, merchandise inventories, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (j) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's or Finlay Jewelry's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                  (k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (l) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

                  (m) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the persons or firms listed on Schedule IV hereto, substantially to the effect set forth in Section 5(e) hereof in form and substance satisfactory to you;

                  (n) The Company, the Selling Stockholder and the Over-allotment Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and Finlay Jewelry and of the Selling Stockholder and the Over-allotment Selling Stockholders (if applicable), respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and Finlay Jewelry and of the Selling Stockholder and the Over-allotment Selling Stockholders (if applicable), respectively, herein at and as of such Time of Delivery, as to the performance by each of the Company and Finlay Jewelry and the Selling Stockholder and the Over-allotment Selling Stockholders (if applicable), respectively, of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company and Finlay Jewelry shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section; and

                  (o) The Company shall have complied with the provisions of
Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this

Agreement;

         8. (a) The Company and Finlay Jewelry, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Finlay Jewelry shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

                  (b) (i) The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and


                  (ii) Each of the Over-allotment Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Over-allotment Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Over-allotment Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

                  (c) Each Underwriter severally will indemnify and hold harmless the Company, Finlay Jewelry, the Selling Stockholder and the Over-allotment Selling Stockholders against any losses, claims, damages or liabilities to which the Company, Finlay Jewelry, the Selling Stockholder or the Over-allotment Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company, Finlay Jewelry, the Selling Stockholder and the Over-allotment Selling Stockholders for any legal or other expenses reasonably incurred by the Company, Finlay Jewelry, the Selling Stockholder and the Over-allotment Selling Stockholders in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding anything to the contrary contained herein, an indemnifying party will not be liable to any indemnified party under subsection (a), (b) or (c) above for the settlement of any claim or action effected without its prior written consent, which consent shall not be unreasonably withheld.

                  (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Finlay Jewelry, the Selling Stockholder or the Over-allotment Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Finlay Jewelry, the Selling Stockholder or the Over-allotment Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Finlay Jewelry, the Selling Stockholder or the Over-allotment Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder and, if applicable, the Over-allotment Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Finlay Jewelry, the Selling Stockholder or the Over-allotment Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Finlay Jewelry, the Selling Stockholder, each of the Over-allotment Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint. Notwithstanding the foregoing, the liability of the Selling Stockholder and each of the Over-allotment Selling Stockholders under the indemnity and contribution provisions of this Section 8 shall be limited to the aggregate offering price of the Shares sold by such holder to the Underwriters.

                  (f) The obligations of the Company, Finlay Jewelry, the Selling Stockholder and each of the Over-allotment Selling Stockholders under this Section 8 shall be in addition to any liability which the Company, Finlay Jewelry, the Selling Stockholder or the Over-allotment Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and Finlay Jewelry and to each person, if any, who controls the Company, Finlay Jewelry, the Selling Stockholder or any Over-allotment Selling Stockholder within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder or, if applicable, the Over-allotment Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder or, if applicable, the Over-allotment Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholder or, if applicable, the Over-allotment Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholder or, if applicable, the Over-allotment Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this

Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder or, if applicable, the Over-allotment Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder or, if applicable, the Over-allotment Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.


                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder or, if applicable, the Over-allotment Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholder or, if applicable, the Over-allotment Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder or, if applicable, the Over-allotment Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholder, the Over-allotment Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Finlay Jewelry, the Selling Stockholder, the Over-allotment Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, Finlay Jewelry, the Selling Stockholder or the Over-allotment Selling Stockholders or any officer or director or controlling person of the Company, Finlay Jewelry, the Selling Stockholder or the Over-allotment Selling Stockholders, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholder or the Over-allotment Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof and Finlay Jewelry shall not then be under any liability to any Underwriter except as provided in Section 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company, the Selling Stockholder or the Over-allotment Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, the Selling Stockholder and the Over-allotment Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof and Finlay Jewelry shall then be under no further liability to any Underwriter except as provided in Section 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with the Selling Stockholder or the Over-allotment Selling Stockholders hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Selling Stockholder or the Over-allotment Selling Stockholders (in accordance with the applicable Power of Attorney and Custody Agreement) made or given by any or all of the Attorneys-in-Fact for the Selling Stockholder or the Over-allotment Selling Stockholders.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or to Finlay Jewelry shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to the Selling Stockholder or the Over-allotment Selling Stockholders, shall be delivered or sent by mail to the respective address set forth in Schedule II hereto; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Selling Stockholder by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Finlay Jewelry, the Selling Stockholder and the Over-allotment Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers, directors and controlling persons of the Company, Finlay Jewelry, the Selling Stockholder, the Over-allotment Selling Stockholders, and each person who controls any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company, Finlay Jewelry, the Selling Stockholder and the Over-allotment Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, the Selling Stockholder and the Over-allotment Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       Finlay Enterprises, Inc.

                                       By:
                                          --------------------------------------
                                           Name: Barry D. Scheckner
                                           Title: Senior Vice President and
                                                    Chief Financial Officer

                                       Finlay Fine Jewelry Corporation

                                       By:
                                          --------------------------------------
                                           Name: Barry D. Scheckner
                                           Title: Senior Vice President and
                                                    Chief Financial Officer

                                       Equity-Linked Investors, L.P.

                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                       Thomas H. Lee Equity Partners, L.P.
                                       Thomas H. Lee Nominee Trust
                                       Other Over-allotment Selling Stockholders
                                       (as set forth on Schedule II)

                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:


Accepted as of the date hereof:

Goldman, Sachs & Co.
Donaldson, Lufkin & Jenrette
  Securities Corporation
SBC Warburg Dillon Read Inc.

By:
   ----------------------------
      (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                                            Number of Optional
                                                                  Total Number of                              Shares to be
                                                                    Firm Shares                            Purchased if Maximum
                                                                  to be Purchased                            Option Exercised
                      Underwriter                         ---------------------------                ------------------------------
                      -----------

Goldman, Sachs & Co.....................................
Donaldson, Lufkin & Jenrette
  Securities Corporation................................
SBC Warburg Dillon Read Inc.............................
                                                                    -----------                                 --------
                  Total.................................             3,000,000                                   450,000
                                                                    ===========                                 ========

                                 SCHEDULE II

                                                                                                                 Number of Optional
                                                                                                                Shares to be Sold if
                                                                               Total Number of Firm                Maximum Option
                                                                                 Shares to be Sold                   Exercised
                                                                               --------------------             --------------------
The Company ...............................................................               2,046,971                  150,000
The Selling Stockholder (a): ..............................................                 953,029                     --
The Over-allotment Selling Stockholders
      Thomas H. Lee Equity Partners, L.P. (b): ............................                                          247,298
      Thomas H. Lee Nominee Trust (b): ....................................                                           27,655
      John W. Childs (b): .................................................                    --                      5,285
      David V. Harkins (b): ...............................................                    --                      3,522
      Warren C. Smith .....................................................                    --                      3,521
      C. Hunter Boll (b): .................................................                    --                      2,641
      Scott A. Schoen (b): ................................................                    --                      1,750
      Thomas M. Hagerty (b): ..............................................                    --                      1,584
      Anthony J. Dinovi (b): ..............................................                    --                      1,584
      Steven G. Segal (b): ................................................                    --                      1,186
      Thomas R. Shepard (b): ..............................................                    --                      1,057
      Joseph I. Incandela (b): ............................................                    --                        579
      Glenn A. Hopkins (b): ...............................................                    --                        527
      SGS Family Limited Partnership (b): .................................                    --                        398
      Charles W. Robins (b): ..............................................                    --                        248
      James Westra (b): ...................................................                    --                        248
      Terrence M. Mullen (b): .............................................                    --                        238
      Adam L. Suttin (b): .................................................                    --                        198
      Andrew D. Flaster (b): ..............................................                    --                        123
      Wendy L. Masler (b): ................................................                    --                        115
      Kristina A. Weinberg (b): ...........................................                    --                        115
      Todd M. Abbrecht (b): ...............................................                    --                         96
      Kent R. Weldon (b): .................................................                    --                         32
                                                                                          ---------                ---------
Total .....................................................................               3,000,000                  450,000
                                                                                          =========                =========

(a) This Selling Stockholder's address is c/o Desai Capital Management Incorporated, 540 Madison Avenue, New York, New York 10022 and is represented by Morgan, Lewis & Bockius and has appointed Damon Ball and Rohit Desai, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(b) Each Over-allotment Selling Stockholder's address is c/o Thomas H. Lee Company, 75 State Street, Suite 2600, Boston, Massachusetts 02109 and is represented by Hutchins, Wheeler & Dittmar and has appointed Warren C. Smith, Jr. and Todd M. Abbrecht, and each of them, as the Attorneys-in-Fact for such Over-allotment Selling Stockholder.

                                  SCHEDULE III

                                 New York Leases

                                Section 7(e)(ii)
                                ----------------

1. Lease Agreement dated as of August 27, 1993 between F.H.E.A. Associates and Finlay Jewelry

2. Lease Agreement dated as of August 19, 1993 between 529 Fifth Company and Finlay Jewelry

3. Lease Agreement dated as of August 19, 1993 between 521 Fifth Avenue Associates and Finlay Jewelry

4. Lease Agreement dated as of June 17, 1986 between 521 Fifth Avenue Associates and S&L Acquisition Company L.P., as amended

5. Lease Agreement dated as of May 1, 1995 between Alvin Jacobson Realty and Finlay Jewelry

6. Lease Agreement dated as of October 4, 1994 between Tanger Properties Limited Partnership and Finlay Jewelry

7. Lease Agreement dated May 2, 1996 between Horizon/Glen Outlet Centers Limited Partnership and Finlay Jewelry

                                   SCHEDULE IV

                         Persons or entities required to

                           execute Lock-Up Agreements

                            Pursuant to Section 7(m)
                        ---------------------------------

                        David B. Cornstein
                        Arthur E. Reiner
                        Barry D. Scheckner
                        Leslie A. Phillip
                        Edward Stein
                        Joseph Melvin
                        Rohit M. Desai
                        Equity Linked Investors-II
                        James Martin Kaplan
                        Thomas H. Lee
                        Thomas H. Lee Equity Partners, L.P.
                        1989 Thomas H. Lee Nominee Trust
                        Norman S. Matthews
                        Warren C. Smith

                                                                         ANNEX I

                          DESCRIPTION OF COMFORT LETTER

         Pursuant to Section 7(h) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them (and, if applicable, financial forecasts and/or pro forma financial information, on which they have performed more limited procedures as specified in such letter, not constituting an examination in accordance with generally accepted auditing standards) and included in the Prospectus or the Registration Statement comply as to form in all material respects (or, in the case of financial forecasts and/or pro forma financial information, on the basis of such limited procedures, nothing came to their attention that cause them to believe that such financial forecasts and/or pro forma financial information do not comply as to form in all material respects) with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives") and are attached hereto;

                  (iii) If applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and are attached hereto and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;


                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                  (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 (if applicable), 402 and 503(d) (if applicable), respectively, of Regulation S-K;

                  (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A)(i) the unaudited consolidated statements of
                  operations, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of operations, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                           (B) any other unaudited statement of operations data
                  and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                          (C) the unaudited financial statements which were not

                  included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause
                  (A) and any unaudited statement of operations data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                           (D) any unaudited pro forma consolidated condensed
                  financial information included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that information;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                       (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures,

         inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                       I-3